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                                                                     EXHIBIT 4.1

                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT ("Agreement") dated as of December 9, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Company"), each person or entity listed on Schedule I as a holder of the Company's currently outstanding 8.25% Subordinated Convertible Notes due February 23, 2003 (collectively, the "Junior Note Holders") and each person or entity listed on Schedule II as a holder of the Company's currently outstanding 16% Promissory Notes due November 30, 2002 (collectively, the "Secured Note Holders" and collectively with the Junior Note Holders, the "Holders").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto believe that it is advisable and in their best interests and the best interest of the Company to recapitalize the Company by:

         (1) exchanging the Company's currently outstanding 8.25% Subordinated Convertible Notes due February 23, 2003 in the amounts set forth on Schedule I (the "Current Junior Notes") for (i) 8.25% Subordinated Convertible Notes due December 31, 2005 with interest which when due will be added to the principal amount of such notes through December 31, 2002 and thereafter shall be paid in cash in the form of Exhibit A attached hereto (the "New Junior Partial Cash Pay Notes"), (ii) 8.25% Subordinated Convertible Notes due December 31, 2005 with interest which when due will be added to the principal amount for the life of such notes in the form of Exhibit B attached hereto (the "New Junior PIK Pay Notes" and collectively with the New Junior Partial Cash Pay Notes, the "New Junior Notes"), and (iii) Warrants for the purchase of 750,000 shares of the Company's common stock, $.001 par value per share ("Common Stock") at an exercise price of $.01 per share expiring on December 31, 2005 in the form of Exhibit C attached hereto (the "New Warrants"); and

         (2) exchanging the Company's currently outstanding 16% Promissory Notes due November 30, 2002 in the amount set forth on Schedule II (the "Current Secured Notes" and collectively with the Current Junior Notes, the "Current Securities") for Promissory Notes due December 31, 2005 in the form of Exhibit D attached hereto (the "New Secured Notes" and collectively with the New Junior Notes, the "New Notes" and collectively with the New Warrants, the "New Securities").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                             EXCHANGE OF SECURITIES

         Section 1.1 Exchange of Subordinated Convertible Notes. On or prior to the Closing Date (as defined below), each Junior Note Holder will deliver to the Company each of such holder's Current Junior Notes. On the Closing Date, the Company will cancel each of the Current Junior Notes and deliver to each Junior Note Holder (i) a New Junior Partial Cash Pay
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Note in a principal amount equal to 50 percent of the sum of the principal amount of such Junior Note Holder's Current Junior Note plus all accrued and unpaid interest thereon to and including the day prior to the Closing Date, (ii) a New Junior PIK Pay Note in a principal amount equal to 50 percent of the sum of the principal amount of such Junior Note Holder's Current Junior Note plus all accrued and unpaid interest thereon to an including the day prior to the Closing Date, and (iii) a New Warrant for the purchase of that number of shares of Common Stock equal to the product of (A) the quotient of (x) the outstanding principal amount of such Junior Note Holder's Current Junior Note including all accrued and unpaid interest to an including the day prior to the Closing Date, over (y) the aggregate outstanding principal amount of all outstanding Current Junior Notes including all accrued and unpaid interest to an including the day prior to the Closing Date, times (B) 750,000. The principal amount, including all accrued interest on each Junior Note Holder's Note as of September 30, 2002, and the number of New Warrants each Junior Note Holder will receive is as indicated next to such Junior Note Holder's name on Schedule I attached hereto.

         Section 1.2 Exchange of Secured Notes and Amendment of Loan Agreement. On or prior to the Closing Date the Company and each Secured Note Holder will execute and deliver that certain Fifth Amendment to Loan Agreement (the "Fifth Amendment") attached hereto as Exhibit E. On or prior to the Closing Date, each Secured Note Holder will deliver to the Company each of such holder's Current Secured Notes. On the Closing Date, the Company will cancel each of the Current Secured Notes and deliver to each Secured Note Holder a New Secured Note in a principal amount equal to the principal amount of such Secured Note Holder's Current Secured Note plus all accrued and unpaid interest thereon to and including the day prior to the Closing Date. The principal amount and accrued interest on each Secured Note Holder's Current Secured Note as of September 30, 2002 is indicated next to such Secured Note Holder's name on
Schedule II.

                                   ARTICLE II

                                     CLOSING

         The closing shall take place at the offices of Greenberg Traurig, P.A., at 10:00 a.m., local time following the date on which the last of the conditions set forth in Article V hereof shall have been fulfilled or waived in accordance herewith. The date on which the Closing occurs is referred to as the "Closing Date".

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Holders as of the date hereof and the Closing Date:

                        (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and the Company has the requisite corporate power to own its properties and to

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carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and which is material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby.

                        (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the New Securities in accordance with the terms hereof, and to issue the Underlying Shares (as hereinafter defined) in accordance with the terms of the New Junior Notes and the New Warrants, respectively, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the New Securities and the Underlying Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                        (c) Capitalization. Schedule III sets forth (i) the authorized capital stock of the Company, (ii) all currently issued and outstanding capital stock and derivative securities exercisable for or convertible into capital stock of the Company, and (iii) the issued and outstanding capital stock and derivative securities exercisable for or convertible into shares of capital stock of the Company after the transactions contemplated hereby determined as of September 30, 2002. All of the outstanding shares of capital stock as set forth on Schedule III have been validly issued and are fully paid and non-assessable. No shares of Common Stock or the Company's Series B Preferred Stock, $1.00 par value per share, Series C Preferred Stock, $1.00 par value per share, or Series D Preferred Stock, $1.00 par value per share (collectively "Preferred Stock") are entitled to preemptive rights. All dividends on the Preferred Stock have been recorded by the Company as paid in shares of the applicable series of Preferred Stock at each Dividend Payment Date (as defined in the Company's Articles of Incorporation) subsequent to issuance of such underlying shares and have thereafter accrued dividends at the prescribed rate. Except as set forth on Schedule III, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. No event has occurred or will occur as a result of the execution and delivery of this Agreement and the consummation of the transactions

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contemplated hereby, that, assuming the due execution and delivery of the Waiver
(as defined in Section 5.1(i) below), requires any adjustment in the conversion price or ratio with respect to the Company's outstanding securities pursuant to any anti-dilution provisions thereunder, nor as a result thereof will the number of shares of capital stock issuable upon such conversion or exercise, as the case may be, be subject to adjustment.

                        (d) Issuance of Common Stock upon conversion of New Junior Notes or exercise of New Warrants. The shares of Common Stock issuable upon the conversion of the New Junior Notes and the exercise of the New Warrants (the "Underlying Shares") are duly authorized and will be as of any Closing Date reserved for issuance and, upon such conversion or exercise, as applicable, in accordance with the terms of the New Junior Notes or New Warrants, such Underlying Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and the holders of such Underlying Shares shall be entitled to all rights and preferences accorded to a holder of shares of Common Stock. The outstanding shares of Common Stock are currently included for quotation on the Over the Counter Bulletin Board (the "OTC Bulletin Board").

                        (e) No Conflicts. The execution, delivery and performance of this Agreement, the Fifth Amendment and each of the other documents contemplated hereby and thereby (collectively, the "Exchange Documents") by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the charter or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Holders and not to the Company. Notwithstanding any other provision herein, the exchange of Current Securities as contemplated by this Agreement, will not give rise to any liability to any holder under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to any person or entity controlling, controlled by or under common control with such holder. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the New Securities in accordance with the terms hereof and issue the Underlying Shares upon conversion or exercise thereof (other than ordinary course filings under federal or state securities laws that have been or will be made), provided that, for purposes of the representation made in this sentence, the

                                       4
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Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Holders herein.

                        (f) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Holders true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the Commission since January 1, 2002. Without limiting any other representation or warranty herein, the Company has not provided to any Holder any information which as of the Closing, according to applicable law, rule or regulation, should be disclosed publicly by the Company but will not have been so disclosed. As of their respective dates, the SEC Documents (as amended by any amendments filed prior to the date of this Agreement or any Closing Date and provided to each Holder) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                        (g) Market. The Common Stock is currently included for quotation on the OTC Bulletin Board.

                        (h) No Material Adverse Change. Since August 14, 2002, the date through which the most recent quarterly report of the Company on Form 10-QSB was filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Company, except as otherwise disclosed or reflected in press releases or other SEC Documents prepared through or as of a date subsequent to August 14, 2002.

                        (i) No Undisclosed Liabilities. The Company does not have any liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred

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in the ordinary course of its business since December 31, 2001 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Company, taken as a whole.

                        (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                        (k) No General Solicitation. Neither the Company nor, to the Company's knowledge, any of its affiliates or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with the transactions contemplated hereby.

                        (l) No Integrated Offering. Neither the Company nor, to the Company's knowledge, any of its Affiliates (as defined pursuant to the Securities Act), or any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, or the Underlying Shares under circumstances that would require registration of the New Securities, and the issuance of the New Securities hereunder, and of the Underlying Shares upon conversion or exercise thereof, as applicable, is exempt from the registration requirements of the Securities Act.

                        (m) Intellectual Property. The Company owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company has all intellectual property rights which are needed to conduct its business as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company has no reason to believe that the intellectual property rights owned by the Company are invalid or unenforceable or that the use of such intellectual property by the Company infringes upon or conflicts with any right of any third party, and the Company has not received notice of any such infringement or conflict. The Company has no knowledge of any infringement of the Company's intellectual property by any third party.

                        (n) No Litigation. Except as set forth in the SEC Documents delivered to the Holders prior to the date of this Agreement ("Pre-Agreement SEC Documents") no litigation or claim (including those for unpaid taxes) against the Company is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely to the Company would have a Material Adverse Effect on the Company, or would materially adversely effect the transactions contemplated hereby. The legal proceedings described in the Pre-Agreement SEC Documents will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on the Company, taken as a whole.

                        (o) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Holder relating to this Agreement or the transactions contemplated hereby.

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                        (p)    Schedules I and II. The amounts set forth on
Schedules I and II hereto are true and correct as of September 30, 2002.

         Section 3.2 Representations and Warranties of the Holders. Each of the Holders, severally and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                        (a) Authorization; Enforcement. (i) Such Holder has the requisite power and authority to enter into and perform this Agreement and to exchange such holder's Current Securities for the New Securities being offered hereunder, (ii) the execution and delivery of this Agreement by such Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, as required, and (iii) this Agreement constitutes the valid and binding obligation of such Holder enforceable against such Holder in accordance its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                        (b) No Conflicts. The execution, delivery and performance of this Agreement and any other Exchange Document to which it is a party, and the consummation by such Holder of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Holder's organizational documents, if any, or (ii) conflict with any agreement, indenture, or instrument to which such Holder is a party, or (iii) result in a violation of any law, rule, or regulation or any order, judgment or decree of any court or governmental agency applicable to such Holder. Such Holder is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement and any other Exchange Document to which it is a party.

                        (c) Investment Representation. Such Holder is acquiring the New Securities for its own account and not with a view to distribution in violation of any securities laws. Such Holder has no present intention to sell the New Securities and such Holder has no present arrangement (whether or not legally binding) to sell the New Securities to or through any person or entity; provided, however, that by the representations herein, such Holder does not agree to hold the New Securities for any minimum or other specific term and reserves the right to dispose of the New Securities at any time in accordance with federal and state securities laws applicable to such disposition.

                        (d) Accredited Investor. Such Holder is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and, in the case of each Holder of Junior Notes, has attested to such status by executing and delivering to the Company an Investor Questionnaire in the form attached hereto as Exhibit F ("Investor Questionnaire"). The Holder has such knowledge and experience in financial and business matters in general and investments in particular, so that such Holder is able to evaluate the merits and risks of an exchange of its Current Securities for New Securities and to protect its own interests in connection with such exchange. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Holder has had the opportunity to ask questions of and has

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received such information as it considers necessary or appropriate for deciding whether to exchange its Current Securities for New Securities pursuant hereto.

                        (e) Rule 144. Such Holder understands that the New Securities will not be registered under the Securities Act, that they are not expected to be registered, and that the New Junior Notes and New Warrants issued hereunder may be traded as set forth in the Amended and Restated Offering Memorandum, dated October 30, 2002, in connection with the transactions contemplated hereby.

                        (f) Brokers. Such Holder has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                        (g) Reliance by the Company. Such Holder understands that the New Securities are being offered and exchanged for the Current Securities in reliance on an exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the applicability of such exemptions and the suitability of such Holder to acquire New Securities.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Registration and Listing. Until such time as no New Securities or Underlying Shares are outstanding the Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects, with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company shall take such further action as any holder of Underlying Shares may reasonably request, and to the extent required from time to time to enable such holder to sell such shares without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, and (ii) any similar rule or regulation hereinafter adopted by the Commission. Upon the request of any such holder, the Company will deliver to such holder a written statement as to whether it has complied with any informational requirements. Until such time as no New Securities are outstanding the Company shall use commercially reasonable efforts to continue the listing or trading of the Common Stock on the OTC Bulletin Board, the Nasdaq or a principal exchange and comply in all respects with the Company's reporting, filing and other obligations arising from the OTC Bulletin Board or the by-laws or rules of Nasdaq or any exchange or market where the Common Stock is then traded.

         Section 4.2 Certificates on Conversion. Without limiting any provision contained in the New Warrants or the New Junior Notes, upon any conversion or exercise of the New Securities, as applicable, the Company shall issue and deliver to such Holder (or the then holder) within three (3) days after the Conversion Date (each as defined in the New Securities) a new certificate or certificates for the principal amount of New Securities which such Holder (or

                                       8
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holder) is not converting or exercising, as applicable, but which is evidenced in part by the certificate(s) submitted to the Company in connection with such conversion or exercise, as applicable (with the number of and denomination of such new certificate(s) designated by such Holder or holder).

         Section 4.3 Replacement Certificates. Without limiting any provision contained in the New Warrants, the New Junior Notes or the New Secured Notes, the certificate(s) representing the New Securities held by any Holder (or then holder) may be exchanged by such Holder (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate principal amount of New Securities, as reasonably requested by such Holder (or such holder) upon surrendering the same. No service charge will be made for such registration, transfer or exchange.

         Section 4.4 Securities Compliance. The Company shall notify the Commission and the OTC Bulletin Board, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the New Securities hereunder and the Common Stock issuable upon conversion or exercise, as applicable, thereof.

         Section 4.5 Notices. The Company agrees to provide all holders of New Securities with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

         Section 4.6 Reservation of Stock Issuable Upon Conversion. Without limiting any provision contained in the New Warrants or the New Junior Notes, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of affecting the conversion or exercise, as applicable, of the New Securities, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion or exercise of all outstanding New Securities, as applicable, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or exercise, as applicable, of all the then outstanding New Securities, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval.

         Section 4.7 Pre-Closing Capitalization. Except as consented to by the Required Holders (as hereinafter defined) from and after the date of this Agreement and until the Closing:

                        (a) No change shall be made or proposed to the Articles of Incorporation or bylaws of the Company, nor shall the Company merge into or with any other person, or sell or otherwise dispose of all or substantially all of its assets or properties.

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                        (b)    The Company shall not: (i) issue, grant, sell or
encumber any shares of its capital stock, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of the Company, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (b), or (iv) make any other changes in its equity capital structure except, in all such cases under this Paragraph (b), for this Agreement and the consummation of the transactions hereunder, or pursuant to obligations which are outstanding prior to the execution and delivery of this Agreement.

                        (c) The Company shall not split, combine or reclassify any of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests.

         Section 4.8 Opinion of Counsel Regarding Resale of Underlying Shares. If requested by any Holder upon a cashless exercise of a New Warrant, the Company will use its best efforts to obtain an opinion from its counsel that pursuant to Rule 144(k) of the Securities Act, the sale of the Underlying Shares by such Holder is exempt from the registration requirements of the Securities Act, provided, that such Holder is not and for the three months prior to the date of resale or transfer has not been an affiliate of the Company (as such term is defined in Rule 144).

                                    ARTICLE V

                                   CONDITIONS

         Section 5.1 Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder are subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                        (a) Accuracy of the Holder's Representations and Warranties. The representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                        (b) Performance by the Holders. Each Holder shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Holder in all material respects at or prior to any Closing Date.

                        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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                        (d)    Fifth Amendment to Loan Agreement. The Lenders
(as defined in the Fifth Amendment) shall have executed and delivered the Fifth Amendment to the Company.

                        (e) Minimum Exchange Offer Acceptance. Holders of no less than 100% of the outstanding Current Securities shall have executed this Agreement and the Company shall have received all of the Current Securities.

                        (f) Consent of Hansa Finance Limited Liability Company. As required by the Revolving Credit Loan Agreement (the "Senior Secured Revolving Loan") between the Company and Hansa Finance Limited Liability Company, a Delaware limited liability company (the "Senior Lender"), the Company shall have obtained the consent of the Senior Lender in relation to the transactions contemplated hereby without material penalty or condition.

                        (g) Investor Questionnaire. Each Holder of Current Junior Notes shall have executed and delivered to the Company an Investor Questionnaire.

                        (h) Satisfaction regarding Tax Withholding. Hanseatic Americas LDC shall have either (i) represented to the satisfaction of the Company that it does not own, actually and constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote (or that no United States federal withholding tax is payable by the Company in respect of Hanseatic Americas LDC's exchange of its current Secured Note hereunder because an applicable income tax treaty eliminates the tax or because any interest income of Hanseatic Americas LDC is effectively connected with trade or business conducted by Hanseatic Americas LDC in the United States) or (ii) paid to the Company in cash the amount of such withholding tax payable in respect of interest on the Current Secured Note issued to Hanseatic Americas LDC of its Current Secured Note.

                        (i) Waiver. The holders of (i) the Company's outstanding shares of Series D Preferred Stock, $1.00 par value per share, (ii) those certain Warrants issued May 2, 2000 exercisable for an aggregate of 571,428 shares of Common Stock, and (iii) those certain Warrants issued as of August 7, 2000 exercisable for an aggregate of 942,858 shares of Common Stock shall have executed and delivered a waiver (the "Waiver") to the Company, substantially in the form attached hereto as Exhibit G.

                        (j) Extension of Mandatory Redemption Date for Preferred Stock. The holders of the Company's outstanding shares of Series B Preferred Stock, $1.00 par value per share, Series C Preferred Stock, $1.00 par value per share, and Series D Preferred Stock, $1.00 par value per share, shall have executed and delivered to the Company a letter agreement (the "Mandatory Redemption Date Extension") extending the mandatory redemption date of the preferred stock, substantially in the form attached hereto as Exhibit H.

         Section 5.2 Conditions Precedent to the Obligations of the Holders. The obligations of the Holders hereunder are subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Holders' sole benefit and may be waived by the Required Holders at any time in their sole discretion.

                        (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in
Article III shall be true and correct in all material respects as of the date when made and as of any Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                        (b) Performance by the Company. The Company shall have performed in all material respects all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to any Closing Date and the Company shall have delivered to the Holders a certificate executed by the Company's President and the Company's Chief Executive Officer to such effect.

                        (c) Public Market. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission, and trading in securities generally as reported by the OTC Bulletin Board, shall not have been suspended or limited, and the Common Stock shall not have been delisted from the OTC Bulletin Board.

                        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Exchange Document.

                        (e) Secretary's Certificate. The Company shall have delivered to the Holders a certificate, executed by the Secretary of the Company on behalf of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, charter, by-laws, good standing and authorizing resolutions of the Company.

                        (f) Opinion of Counsel. At Closing, the Holders shall have received an opinion of counsel substantially in the form attached hereto as
Exhibit I.

                        (g) Fifth Amendment to Loan Agreement. The Company and the Lenders shall have executed and delivered the Fifth Amendment.

                        (h) Consents. All consents, acknowledgements, approvals, permits and orders with respect to the transactions contemplated hereby shall have been obtained, including, without limitation, the consent of the Senior Lender under its subordination arrangements with the Holders of Current Secured Notes.

                        (i) Other Certificates. The Holders shall have received such additional certificates, instruments and other documents in form and substance reasonably satisfactory to them as they shall have reasonably requested in connection with the transactions hereunder.

                        (j) Waiver. The holders of (i) the Company's outstanding shares of Series D Preferred Stock, $1.00 par value per share, (ii) those certain Warrants issued May 2, 2000 exercisable for an aggregate of 571,428 shares of Common Stock, and (iii) those certain

Warrants issued as of August 7, 2000 exercisable for an aggregate of 942,858 shares of Common Stock shall have executed and delivered the Waiver to the Company.

                        (k) Extension of Mandatory Redemption Date for Preferred Stock. The holders of the Company's outstanding shares of Series B Preferred Stock, $1.00 par value per share, Series C Preferred Stock, $1.00 par value per share, and Series D Preferred Stock, $1.00 par value per share, shall have executed and delivered the Mandatory Redemption Date Extension to the Company.

                                   ARTICLE VI

                                LEGEND AND STOCK

         Each of the New Securities (other than the New Secured Notes) and the Underlying Shares, if issued, shall be stamped or otherwise imprinted with a legend substantially in the following form:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL OF THE ISSUER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT.

                                   ARTICLE VII

                         TERMINATION OF PRIOR AGREEMENT

         Upon the Closing of the transactions contemplated hereby, the Subordinated Convertible Note Purchase Agreement, dated February 23, 1998, between the Company and the Investors party thereto, as amended prior to the Closing Date, shall terminate insofar as any Holder has rights thereunder and be of no force and effect.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination by Written Consent. This Agreement may be terminated at any time prior to the Closing Date by written consent of the Company and each of the following (collectively, the "Required Holders"): (i) the holders of Current Junior Notes representing in excess of a majority of the outstanding principal amount thereof; plus (ii) the holders of Current Secured Notes representing in excess of a majority of the outstanding principal amount thereof.

         Section 8.2 Other Termination. This Agreement shall terminate upon written notice at the Company's option, or upon written notice at the option of the Required Holders, if the Closing Date shall not have occurred prior to December 31, 2002.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Stamp Taxes; Agent Fees. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the New Securities pursuant hereto and the shares of Common Stock issued upon conversion or exercise, as applicable, thereof.

         Section 9.2    Specific Enforcement; Consent to Jurisdiction.

                        (a) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                        (b) The Company and each of the Holders (i) hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each of the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         Section 9.3 Entire Agreement; Amendment. This Agreement and the Exchange Documents together with the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may be amended by the Company and the Required Holders. The

Company may in writing waive any provision hereof accruing to its benefit and the Required Holders may waive any provision hereof accruing to the benefit of the Holders.

         Section 9.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:

           to the Company:         SystemOne Technologies Inc.
                                   8305 N.W. 27th Street
                                   Suite 107
                                   Miami, Florida 33122
                                   Attn: Paul I. Mansur, Chief Executive Officer

           with copies to:         Greenberg Traurig, P.A.
                                   1221 Brickell Avenue
                                   Miami, Florida 33131
                                   Attn: Ira N. Rosner, Esq.

           to the Holders:         To each Holder at the address(es) set
                                   forth on Schedule I or II of this Agreement.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 9.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 9.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with a merger, consolidation, business combination or the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such successor in interest or assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement is made to place the Holders in substantially the same position as they would have been but for such assignment. Any Holder may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the New Securities (or Underlying Shares) held by such Holder.

         Section 9.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

         Section 9.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Holder contained herein shall survive the Closing.

         Section 9.12 Execution. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 9.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Holder without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

         Section 9.14 Severability. The parties acknowledge and agree that all representations, warranties, covenants and agreements of the Holders hereunder are several and not joint, that no Holder shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Holder, and that any rights granted to "Holders" hereunder shall be enforceable by each Holder hereunder.

         Section 9.15 Like Treatment of Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemption or exchange of New Junior Notes, or otherwise, to any Junior Note Holders, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the New Junior Notes or this Agreement, unless such consideration is required to be paid to all Junior Note Holders bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their New Junior Notes for redemption or exchange. The Company shall not, directly or indirectly, redeem any New Junior Notes unless such offer of redemption is made pro rata to all holders of New Junior Notes on identical terms.

         Section 9.16 Consent. Each Holder of Current Junior Notes hereby consents to and approves the transactions contemplated by this Agreement to the extent such consent or approval is required under the terms of the Current Junior Notes and the documents related thereto; each Holder of Current Secured Notes hereby consents to and approves the transactions contemplated by this Agreement to the extent such consent or approval is required under the terms of the

Current Secured Notes, the Company's Articles of Incorporation, the documents related thereto or otherwise.

         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            The Company:

                                            SYSTEMONE TECHNOLOGIES INC.

                                            By: /s/ Paul I. Mansur
                                               ---------------------------------
                                                Name: Paul I. Mansur
                                                Title: Chief Executive Officer

                               JUNIOR NOTE HOLDERS

HOLDERS:

GULFBEND & CO.
c/o Emerging Growth Advisers, Inc.
World Trade Center Baltimore
401 E. Pratt Street, Suite 211
Baltimore, MD 21202-3041
Attn:  Catherine Grable

By: /s/William A. Muggrei
   --------------------------------
    Name: William A. Muggrei
    Title: President and Chief Executive Officer

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attn:  Jeffrey Andreski

By: /s/ Jeffrey B. Andreski
   --------------------------------
    Name: Jeffrey B. Andreski
    Title: Managing Director

SB MGT. CORP. (F/K/A NEW RIVER CAPITAL PARTNERS)
1600 S.E. 17th Street, Suite 306
Ft. Lauderdale, FL 33316
Attn:  Thomas C. Byrne

By: /s/ Thomas C. Byrne
   --------------------------------
    Name: Thomas C. Byrne
    Title: President

TRITON CAPITAL INVESTMENTS, LTD.
c/o Pacific Assets Management
1 Sansome Street
39th Floor
San Francisco, CA  94104
Attn:  Amy Zhang

By: /s/ Roger Richter
   --------------------------------
    Name: Roger Richter
    Title: Senior Partner

PITT & COMPANY
c/o Emerging Growth Advisers, Inc.
World Trade Center Baltimore
401 E. Pratt Street, Suite 211
Baltimore, MD 21202-3041
Attn:  Catherine Grable

By: /s/ Peter S. Welles
   --------------------------------
    Name: Peter S. Welles
    Title: President, Emerging Growth Advisors, Inc.

/s/ Gillett Welles, Jr.
-----------------------------------
GILLETT WELLES, JR.
c/o Emerging Growth Advisers, Inc.
World Trade Center Baltimore
401 E. Pratt Street, Suite 211
Baltimore, MD 21202-3041
Attn:  Catherine Grable

/s/ Anne Henry Welles
-----------------------------------
ANNE HENRY WELLES
c/o Emerging Growth Advisers, Inc.
World Trade Center Baltimore
401 E. Pratt Street, Suite 211
Baltimore, MD 21202-3041
Attn:  Catherine Grable

/s/ Gillett Welles III
-----------------------------------
GILLETT WELLES III
P.O. Box 448
Horseheads, NY 14845

/s/ Ann V. Welles
-----------------------------------
ANN V. WELLES
14 Badger Road
Framingham, MA 01702

/s/ Michael H. Welles
-----------------------------------
MICHAEL H. WELLES
920 Salem End Road
Framingham, MA 01702

/s/ Thomasine M. Thompson and Robert L. Thompson
------------------------------------------------
ROBERT L. & THOMASINE M. THOMPSON
c/o Emerging Growth Advisers, Inc.
World Trade Center Baltimore
401 E. Pratt Street, Suite 211
Baltimore, MD 21202-3041
Attn:  Catherine Grable

DEUTSCHE BANK SECURITIES
Custodian FBO Peter S. Welles' IRA
1 South Street
Baltimore, MD 21202
Attn:  Lisa Howard

By: /s/ Peter S. Welles
   --------------------------------
    Name: Peter S. Welles

DEUTSCHE BANK SECURITIES
Custodian FBO Clayton L. Moravec's IRA
1 South Street
Baltimore, MD 21202
Attn:  Lisa Howard

By: /s/ Clayton L. Moravec
   --------------------------------
    Name: Clayton L. Moravec
    Title: Trustee

/s/ R. Pito Salas
-----------------------------------
R. PITO SALAS
12 Intervale Road
Arlington, MA 02174

/s/ Christine K. Salas
-----------------------------------
CHRISTINE K. SALAS
12 Intervale Road
Arlington, MA 02174

/s/ Sarah P. Beir
-----------------------------------
SARAH P. BEIR
37 Wedgemere Avenue
Winchester, MA 01890

Dan Purjes
c/o Rockwood Group, LLC
60 East 42nd Street, Suite 2544
New York, NY 10165

By: /s/ Dan Purjes
   --------------------------------
    Name: Dan Purjes

J. M. HULL ASSOCIATES, L.P.
c/o Hull Management
750 Lexington Avenue, 26th Floor
New York, NY 10022
Attn:  J. Mitchell Hull

By: /s/ J. Mitchell Hull
   --------------------------------
    Name: J. Mitchell Hull
    Title: Gen Partner

BOST & CO.
c/o JP Morgan Chase Bank,
formerly known as Morgan Guarantee Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account)
522 Fifth Avenue, 9th Floor
New York, NY 10036
Attn:  Joan L. Huggins

By: /s/ Lawrence J. Fuchs
   ---------------------------------
    Name: Lawrence J. Fuchs
    Title: Vice President

WHITING & CO.
c/o JP Morgan Chase Bank,
formerly known as Morgan Guarantee Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JP Morgan Chase Bank
522 Fifth Avenue, 9th Floor
New York, NY 10036
Attn:  Joan L. Huggins

By: /s/ Lawrence J. Fuchs
   ---------------------------------
    Name: Lawrence J. Fuchs
    Title: Vice President

WHITING & CO.
c/o JP Morgan Chase Bank,
formerly known as Morgan Guarantee Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JP Morgan Chase Bank
522 Fifth Avenue, 9th Floor
New York, NY 10036
Attn:  Joan L. Huggins

By: /s/ Lawrence J. Fuchs
   ---------------------------------
    Name: Lawrence J. Fuchs
    Title: Vice President

Oppenheimer Convertible Securities Fund
c/o Citibank, N.A.
333 West 34th Street - 3rd Floor
New York, NY  10001
Attn:  Adeline Chung

By: /s/ Edward Everett
   ---------------------------------
    Name: Edward Everett
    Title: Vice President

                              SECURED NOTE HOLDERS

HOLDERS:

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By:     Fund II Mgt. Co., LLC
        General Partner

By: /s/ Bruce McMaken
    --------------------------------
    Name:  Bruce McMaken
    Title: Manager

HANSEATIC AMERICAS LDC

By:     Hanseatic Corporation

By: /s/ Paul A. Biddelman
    --------------------------------
    Name:  Paul A. Biddelman
    Title: President

                             EXHIBITS AND SCHEDULES

--------------------------------------------------------------------------------
Schedule I                    List of Junior Note Holders
--------------------------------------------------------------------------------
Schedule II                   List of Secured Note Holders
--------------------------------------------------------------------------------
Schedule III                  Capitalization Table
--------------------------------------------------------------------------------
Exhibit A                     Form of New Junior Partial Cash Pay Note
--------------------------------------------------------------------------------
Exhibit B                     Form of New Junior PIK Pay Note
--------------------------------------------------------------------------------
Exhibit C                     Form of New Warrant
--------------------------------------------------------------------------------
Exhibit D                     Form of New Secured Note
--------------------------------------------------------------------------------
Exhibit E                     Fifth Amendment
--------------------------------------------------------------------------------
Exhibit F                     Form of Investor Questionnaire
--------------------------------------------------------------------------------
Exhibit G                     Waiver
--------------------------------------------------------------------------------
Exhibit H                     Mandatory Redemption Date Extension
--------------------------------------------------------------------------------
Exhibit I                     Opinion of Company Counsel
--------------------------------------------------------------------------------

                                   SCHEDULE I

                                                          PRINCIPAL AMOUNT AND
                                                           ACCRUED INTEREST OF
                                                          CURRENT JUNIOR NOTES                NUMBER OF NEW
NAME OF JUNIOR NOTE HOLDER                             (AS OF SEPTEMBER 30, 2002)                WARRANTS
---------------------------------------------------------------------------------------------------------------
Gulfbend & Co.                                                 2,967,581                         102,250
---------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation                           870,684                          30,000
---------------------------------------------------------------------------------------------------------------
New River Capital Partners                                     1,088,355                          37,500
---------------------------------------------------------------------------------------------------------------
Triton Capital Investments, LTD.                                 580,456                          20,000
---------------------------------------------------------------------------------------------------------------
Pitt & Company                                                   253,950                           8,750
---------------------------------------------------------------------------------------------------------------
Gillett Welles, Jr.                                               72,557                           2,500
---------------------------------------------------------------------------------------------------------------
Anne Henry Welles                                                 65,301                           2,250
---------------------------------------------------------------------------------------------------------------
Gillett Welles III                                                21,767                             750
---------------------------------------------------------------------------------------------------------------
Ann V. Welles                                                  10,883.50                             375
---------------------------------------------------------------------------------------------------------------
Michael H. Welles                                              10,883.50                             375
---------------------------------------------------------------------------------------------------------------
Robert L. & Thomasine M. Thompson                                 14,511                             500
---------------------------------------------------------------------------------------------------------------
Deutsche Bank Securities custodian Peter S. Welles
IRA                                                               58,046                           2,000
---------------------------------------------------------------------------------------------------------------
Deutsche Bank Securities custodian Clayton L.
Moravec, IRA                                                      58,046                           2,000
---------------------------------------------------------------------------------------------------------------
R. Pito Salas                                                     29,023                           1,000
---------------------------------------------------------------------------------------------------------------
Christine K. Salas                                                21,767                             750
---------------------------------------------------------------------------------------------------------------
Sarah P. Beir                                                     43,534                           1,500
---------------------------------------------------------------------------------------------------------------
WBM III, LLC                                                      72,557                           2,500
---------------------------------------------------------------------------------------------------------------
J.M. Hull Associates, L.P.                                     1,015,798                          35,000
---------------------------------------------------------------------------------------------------------------
Bost & Co.                                                     1,306,026                          45,000
---------------------------------------------------------------------------------------------------------------
Whiting & Co.                                                  7,400,815                         255,000
---------------------------------------------------------------------------------------------------------------
Hare & Co.                                                     5,804,561                         200,000
---------------------------------------------------------------------------------------------------------------

                                   SCHEDULE II

                                                          PRINCIPAL AMOUNT AND
                                                           ACCRUED INTEREST OF
                                                          CURRENT SECURED NOTES
NAME OF SECURED NOTE HOLDER                             (AS OF SEPTEMBER 30, 2002)
------------------------------------------------------------------------------------
Environmental Opportunities Fund II, L.P.                     $  462,047
------------------------------------------------------------------------------------
Environmental Opportunities Fund II
(Institutional), L.P.                                         $1,697,052
------------------------------------------------------------------------------------
Hanseatic Americas LDC                                        $2,159,099
------------------------------------------------------------------------------------

                                  SCHEDULE III

                      CAPITALIZATION PRIOR TO THE EXCHANGE

                                                                  ISSUED & OUTSTANDING
                                                                    INCLUDING ACCRUED
                                                                  INTEREST AND DIVIDENDS
      SECURITY                          AUTHORIZED              (AS OF SEPTEMBER 30, 2002)
------------------------------------------------------------------------------------------------
Common Stock                        25,000,000 shares                   4,742,923 shares
------------------------------------------------------------------------------------------------
Preferred Stock                      1,500,000 shares                     178,710 shares
------------------------------------------------------------------------------------------------
Series B Preferred                     150,000 shares                      66,356 shares
------------------------------------------------------------------------------------------------
Series C Preferred                     150,000 shares                      88,043 shares
------------------------------------------------------------------------------------------------
Series D Preferred                     150,000 shares                      24,311 shares
------------------------------------------------------------------------------------------------
Options                                                                   603,966
------------------------------------------------------------------------------------------------
Warrants                                                                2,679,901
------------------------------------------------------------------------------------------------
Current Junior Notes                                                  $21,767,102
------------------------------------------------------------------------------------------------
Current Secured Notes                                                 $ 4,318,198
------------------------------------------------------------------------------------------------

                      CAPITALIZATION FOLLOWING THE EXCHANGE

      SECURITY                          AUTHORIZED                   ISSUED & OUTSTANDING
------------------------------------------------------------------------------------------------
Common Stock                        25,000,000 shares                   4,742,923 shares
------------------------------------------------------------------------------------------------
Preferred Stock                      1,500,000 shares                     178,710 shares
------------------------------------------------------------------------------------------------
Series B Preferred                     150,000 shares                      66,356 shares
------------------------------------------------------------------------------------------------
Series C Preferred                     150,000 shares                      88,043 shares
------------------------------------------------------------------------------------------------
Series D Preferred                     150,000 shares                      24,311 shares
------------------------------------------------------------------------------------------------
Options                                                                   603,966
------------------------------------------------------------------------------------------------
Warrants                                                                3,679,901
------------------------------------------------------------------------------------------------
Current Junior Notes                                                  $21,767,102
------------------------------------------------------------------------------------------------
Current Secured Notes                                                 $ 4,318,198
------------------------------------------------------------------------------------------------